EXHIBIT 99.1

Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050
“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces Fiscal 2012 Third Quarter Results of Operations

FISCAL 2012 THIRD QUARTER HIGHLIGHTS (Comparisons to FY 2011 3Q):

•	Net sales increased 3.0% to $121.4 million, a record level
•	Gross profit increased 14.0% to $22.2 million
•	Net income increased 39.9% to $5.4 million

PORT WASHINGTON, NY – May 3, 2012 – Aceto Corporation (NASDAQ:ACET), a global leader in the marketing, sales and distribution of pharmaceutical active ingredients and intermediates, finished dosage form generic pharmaceuticals, nutraceutical products, agricultural protection products and specialty chemicals today announced results of operations for its fiscal 2012 third quarter and nine months ended March 31, 2012.

Commenting on the results, Albert Eilender, Chairman and CEO of Aceto, stated, “We are very pleased with our fiscal 2012 third quarter results, with all of our business segments performing at or above our expectations.  Sales in our Health Sciences segment were up 10.5% compared to last year, largely driven by new products launched in fiscal 2012.  As previously announced, Rising Pharmaceuticals launched two new generics in the fiscal third quarter, for a total of six new products in the fiscal year to date.   Our product pipeline remains strong and we are well positioned for continued growth in this business.”

“Sales in our Specialty Chemicals segment increased 8.9% in the fiscal third quarter, partially due to continued demand for agricultural intermediates, dye, pigment and miscellaneous industrial additives in our domestic operations.  Agricultural Protection sales declined, as expected, due to the planned phase out of glyphosate sales.  Additionally, drought conditions in the Southern U.S. resulted in fewer orders for certain agricultural protection products.  Looking forward, we remain optimistic about our long-term growth prospects; however, we continue to expect sales fluctuations on a quarterly basis due to the nature of our sales cycle and the markets we serve,” Mr. Eilender concluded.

FINANCIAL REVIEW

Net sales for the fiscal 2012 third quarter were $121.4 million, an increase of 3.0% from $117.9 million reported in the fiscal 2011 third quarter.  Gross profit increased 14.0% to $22.2 million in the 2012 fiscal third quarter, compared to $19.4 million in the 2011 fiscal third quarter.  Net income increased 39.9% to
$5.4 million, or $0.20 per diluted share, for the 2012 fiscal third quarter, compared to net income of $3.8 million, or $0.14 per diluted share, for the comparable quarter of fiscal 2011.  Net income and earnings per share for the fiscal 2012 third quarter included a benefit of $0.5 million, or $0.02 per share, respectively due to a favorable tax adjustment.

Net sales for the nine months ended March 31, 2012 were $333.4 million, a 14.5% increase from $291.2 million for the comparable period in fiscal 2011. Gross profit for the first nine months of fiscal 2012 was $61.3 million, an increase of 33.8% from $45.8 million in the first nine months of fiscal 2011. For the first nine months of fiscal 2012, the Company reported net income of $13.0 million, or $0.49 per diluted share, compared to $5.5 million, or $0.21 per diluted share in comparable period of fiscal 2011.  The fiscal 2012 period was negatively impacted by a one-time charge relating to the separation of certain executive management employees, while the fiscal 2011 period was impacted by two one-time charges relating to the December 31, 2010 acquisition of assets of Rising Pharmaceuticals, Inc.  After adjusting for the one-time charges in both periods and a favorable tax adjustment in the first nine months of fiscal 2012, Aceto’s net income was $13.0 million, or $0.49 per diluted share, for the first nine months of fiscal 2012, compared to $8.8 million, or $0.34 per diluted share, for the 2011 comparable period.

CONFERENCE CALL

Albert Eilender, Salvatore Guccione, Ronald Gold and Douglas Roth will conduct a conference call at 9:00 a.m. ET on Friday, May 4, 2012 to discuss the operating results for the fiscal 2012 third quarter. Interested parties may participate in the call by dialing 800-446-2782 (847-413-3235 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 32291731).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday May 4, 2012 until 5:00 p.m. ET on Monday May 7, 2012.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 32291731 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the marketing, sales and distribution of pharmaceutical active ingredients and intermediates, finished dosage form generic pharmaceuticals, nutraceutical products, agricultural protection products and specialty chemicals.  With business operations in nine countries, Aceto distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical consuming industries.  Aceto’s global operations, including a staff of 26 in China and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2011 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
Amy Glynn
The Ruth Group
(646) 536-7023
aglynn@theruthgroup.com

(Financial Tables on Following Pages)

Aceto Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales	$121,415	$117,881	$333,439	$291,224
Cost of sales	99,260	98,449	272,121	245,382
Gross profit	22,155	19,432	61,318	45,842
Gross profit %	18.25%	16.48%	18.39%	15.74%

Selling, general and
administrative expenses	14,581	13,281	41,678	34,305
Operating income	7,574	6,151	19,640	11,537

Other (expense) income, net of interest expense	(26)	(197)	(189)	962

Income before income taxes	7,548	5,954	19,451	12,499
Income tax provision	2,169	2,108	6,451	7,025
Net income	$5,379	$3,846	$13,000	$5,474

Net income per common share	$0.20	$0.15	$0.49	$0.21

Diluted net income per common share	$0.20	$0.14	$0.49	$0.21

Weighted average shares outstanding:
Basic	26,634	26,468	26,558	25,718
Diluted	26,870	26,663	26,747	25,918

Aceto Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except per-share amounts)

	March 31, 2012	June 30, 2011
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$26,611	$28,664
Investments	1,539	943
Trade receivables: less allowances for doubtful
accounts: Mar. 31, 2012 $808; and June 30, 2011 $682	84,381	83,735
Other receivables	2,900	5,373
Inventory	82,628	77,433
Prepaid expenses and other current assets	2,333	1,720
Deferred income tax asset, net	626	747

Total current assets	201,018	198,615

Property and equipment, net	11,717	12,095
Property held for sale	3,752	3,752
Goodwill	33,549	33,625
Intangible assets, net	46,698	50,658
Deferred income tax asset, net	2,768	3,477
Other assets	10,302	9,443

Total Assets	$309,804	$311,665

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$6,447	$6,247
Accounts payable	47,078	44,614
Accrued expenses	25,925	32,019
Deferred income tax liability	-	306
Total current liabilities	79,450	83,186

Long-term debt	43,852	48,750
Long-term liabilities	12,136	12,859
Environmental remediation liability	5,688	5,998
Deferred income tax liability	29	51
Total liabilities	141,155	150,844

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 26,817 and 26,644 shares issued;
26,817 and 26,620 shares outstanding at
Mar. 31, 2012 and June 30, 2011, respectively)	268	266
Capital in excess of par value	63,210	62,329
Retained earnings	101,044	90,713
Treasury stock, at cost:
(0 and 24 shares at Mar. 31, 2012 and
June 30, 2011, respectively)	-	(230)
Accumulated other comprehensive income	4,127	7,743
Total shareholders' equity	168,649	160,821

Total liabilities and shareholders' equity	$309,804	$311,665

Aceto Corporation and Subsidiaries
Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts)

	(unaudited) Three Months Ended March 31, 2012	(unaudited) Diluted Net Income Per Common Share Three Months Ended March 31, 2012	(unaudited) Three Months Ended March 31, 2011	(unaudited) Diluted Net Income Per Common Share Three Months Ended March 31, 2011	(unaudited) Nine Months Ended March 31, 2012	(unaudited) Diluted Net Income Per Common Share Nine Months Ended March 31, 2012	(unaudited) Nine Months Ended March 31, 2011	(unaudited) Diluted Net Income Per Common Share Nine Months Ended March 31, 2011

Net income, as reported	$5,379	$0.20	$3,846	$0.14	$13,000	$0.49	$5,474	$0.21

Adjustments:
Separation charges	-	-	-	-	884	0.03	-	-
Transaction costs related to Rising acquisition	-	-	-	-	-	-	1,060	0.04

Adjusted income excluding charges	5,379	0.20	3,846	0.14	13,884	0.52	6,534	0.25
Adjustments to provision (benefit) for income taxes	529	0.02	-	-	874	0.03	(2,225)	(0.09)

Adjusted net income (Non-GAAP)	$4,850	$0.18	$3,846	$0.14	$13,010	$0.49	$8,759	$0.34

Diluted weighted average shares outstanding	26,870	26,870	26,663	26,663	26,747	26,747	25,918	25,918

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.

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